Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

May 20, 2002


Dear Sir/Madam:

We have read the paragraphs (a) (ii), (iii) and (iv) of Item 4 included in the Form 8-K dated May 20, 2002 of Gallery of History to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours:

ARTHUR ANDERSEN LLP
-------------------
ARTHUR ANDERSEN LLP


Copy to:
Mr. Rod Lynam
Vice President & Treasurer
Gallery of History




May 3, 2002
Office of the Chief Accountant
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